Exhibit 99.1

NEWS RELEASE For Immediate Release 10/19/11 Contact: Susan Sutherland Toll free office: (877) 988-8048 Fax: (715) 424-3414 Email: pr@renlearn.com

2911 Peach Street • Wisconsin Rapids, WI 54495-8036

Permira Funds Complete Acquisition of Renaissance Learning, Inc.

WISCONSIN RAPIDS, WI — October 19, 2011 – Renaissance Learning, Inc. (Nasdaq: RLRN) (the “Company”), a leading provider of technology-based school improvement and student assessment programs for

K-12 schools, today announced the successful completion of its acquisition by a company owned by the Permira Funds.

As previously announced, the transaction was approved by the Company’s shareholders at a special meeting of shareholders held on October 17, 2011. Pursuant to the terms of a previously announced merger agreement, dated August 15, 2011, as amended, a company formed at the direction of the Permira Funds has acquired all of the outstanding shares of Renaissance Learning. As a result of the transaction, Renaissance Learning’s stock will cease trading on, and will be delisted from, The Nasdaq Stock Market.

Shareholders of Renaissance Learning will receive a letter of transmittal from Renaissance Learning’s transfer agent for them to complete and return with their stock certificates to obtain their per share merger consideration.

Renaissance Learning will remain headquartered in Wisconsin Rapids, WI, and continue to be led by its existing management team as it continues to innovate and advance learning outcomes around the world.

About Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of technology-based school improvement and student assessment programs for K12 schools.  Adopted by approximately 70,000 schools, Renaissance Learning's tools provide daily formative assessment and periodic progress-monitoring technology to enhance core curriculum, support differentiated instruction, and personalize practice in reading, writing and math. Renaissance Learning products and school improvement programs help educators make the practice component of their existing curriculum more effective by providing tools to personalize practice and easily manage the daily activities for students of all levels. As a result, teachers using Renaissance Learning products and programs accelerate learning, get more satisfaction from teaching, and help students achieve higher test scores on state and national tests. Renaissance Learning has seven U.S. locations and subsidiaries in Canada and the United Kingdom.

About Permira

Permira is a European private equity firm with global reach. The Permira funds, raised from pension funds and other institutions, make long-term investments in companies with the ambition of transforming their performance and driving sustainable growth.

Founded in 1985, the firm advises funds with a total committed capital of approximately $30 billion. Over the past 26 years the Permira funds have made nearly 200 private equity investments, over 30% of which have been in the core sector of Technology, Media & Telecom (“TMT”).

For more information visit:  www.permira.com

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Forward-Looking Statements

This news release contains forward-looking statements that involve risk and uncertainties.  Such statements constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  These factors, and other factors that may affect the business or financial results of Renaissance Learning, are described in the risk factors included in Renaissance Learning's filings with the Securities and Exchange Commission, including Renaissance Learning's 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  Renaissance Learning expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

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